EXHIBIT 99.1

PAB Bankshares, Inc. Announces First Quarter 2004 Earnings

VALDOSTA, Ga., May 3, 2004 (PRIMEZONE) -- PAB Bankshares, Inc. (AMEX:PAB), the parent company for The Park Avenue Bank, announced its preliminary results for the first quarter of 2004. For the three months ended March 31, 2004, the Company reported net income of $2.13 million, or $0.22 per diluted share. These results are a 16.5% increase over the $1.82 million, or $0.19 per share, earned in the first quarter of 2003.

"We are very pleased with our results for the first quarter of 2004. This is a positive start to the new year," stated Michael E. Ricketson, the Company's President and Chief Executive Officer. "During the quarter, we were presented with an opportunity to change our third-party brokerage and financial services agreement to a more financially beneficial arrangement for the Company while continuing to provide the same services to our customers. Included in the quarterly results is a $200,000 pre-tax gain related to this transaction that resulted in an after-tax increase of a little more than a penny per share," added Ricketson.

The net income reported for the quarter provided a 10.99% return on average equity ("ROE") and a 1.17% return on average assets ("ROA"), compared to a 10.21% ROE and a 1.01% ROA reported for the first quarter of 2003. In addition the Company paid a first quarter 2004 dividend to its stockholders of $0.07 per share, which was an improvement over the $0.03 per share paid one year ago.

The Company reported a 4.34% net interest margin for the first quarter of 2004, which was a 19 basis point improvement compared to the 4.15% reported for first quarter of last year. Non-interest expenses for the first quarter of 2004 were down $579,000 or 9.18% compared to the first quarter of 2003.

The Company reported total assets of $734.9 million, total loans of $549.1 million, and total deposits of $556.9 million at March 31, 2004. The Bank's loan portfolio increased $10.5 million during the quarter. This was the third consecutive quarter of reported loan growth after a seven-quarter period of contraction within the loan portfolio.

The Company also reported the following asset quality factors as of March 31, 2004. Total loans past due 30 days or more represented 0.67% of total loans. The Company had $4.87 million in loans on nonaccrual status, a $2.18 million decrease since the end of 2003. The Company had $11.43 million in nonperforming assets, which includes nonaccrual loans, other impaired loans, other real estate owned and repossessed property, a $1.36 million decrease since year end.

The Company currently operates sixteen bank branches and two loan production offices in Georgia and Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "PAB". More information on the Company and the products and services available through its subsidiary bank is available on the Internet at www.pabbankshares.com.

Certain matters set forth in this news release are forward-looking statements, including statements regarding the Company's future performance, asset quality and level of nonperforming assets which are based upon management's beliefs as well as assumptions made by and data currently available to management. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins; (3) general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; (6) adverse changes may occur in the bond and equity markets; (7) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; and (8) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB Bankshares, Inc.
 Selected Quarterly Financial Data

                 03/31/04    12/31/03  09/30/03   06/30/03   03/31/03
 --------------------------------------------------------------------
                              (In thousands, except per share and other data)
 Summary of
 Operations:
 Interest
  income       $    9,587 $    9,657 $    9,892 $   10,075 $   10,417
 Interest
  expense           2,430      2,648      2,972      3,254      3,593
 --------------------------------------------------------------------
   Net interest
    income          7,157      7,009      6,920      6,821      6,824
 --------------------------------------------------------------------
 Provision for
  loan losses          --         --         --         --         --
 Other income       1,806      1,702      2,865      1,887      2,161
 Other expense      5,726      5,829      7,343      6,225      6,305
 --------------------------------------------------------------------
   Income before
    income
    tax expense     3,237      2,882      2,442      2,483      2,680
 Income tax
  expense           1,111        995        760        751        855
 --------------------------------------------------------------------
   Net income  $    2,126 $    1,887 $    1,682 $    1,732 $    1,825
 ====================================================================
 Net interest
  income on a
  tax-equivalent
  basis        $    7,202 $    7,058 $    6,968 $    6,866 $    6,867

 Selected Average
 Balances:
 Total assets  $  728,652 $  737,396 $  747,402 $  728,136 $  732,357
 Earning assets   667,516    676,372    687,329    667,462    671,526
 Loans            541,549    537,223    529,761    541,836    554,638
 Deposits         555,406    563,836    573,422    577,416    593,171
 Stockholders'
  equity           77,814     75,906     74,281     74,237     72,454

 Performance
 Ratios:
 Return on average
  assets ("ROA")     1.17%      1.02%      0.89%      0.95%      1.01%
 Return on average
  equity ("ROE")    10.99%      9.86%      8.99%      9.36%     10.21%
 Net interest
  margin             4.34%      4.14%      4.02%      4.13%      4.15%
 Efficiency ratio
  (excluding the
   following
   items:)          65.09%     66.42%     66.94%     70.46%     71.79%
 Loss on early
  retirement
  of debt
  included in
  other
  expense      $       -- $       -- $    1,438 $       -- $       --
 Securities gains
  (losses)
  included in
  other income $        2 $       11 $    1,047 $      107 $      251
 Other gains
  (losses)
  included in
  other income $      210 $      (27)$      (35)$     (189)$       (5)
 Average loans
  to average
  earning assets    81.13%     79.43%     77.08%     81.18%     82.59%
 Average loans
  to average
  deposits          97.51%     95.28%     92.39%     93.84%     93.50%
 Average equity to
  average assets    10.68%     10.29%      9.94%     10.20%      9.89%

 Per Share Ratios:
 Net income
 - basic       $     0.22 $     0.20 $     0.18 $     0.18 $     0.19
 Net income
 - diluted           0.22       0.19       0.17       0.18       0.19
 Dividends
  declared           0.07       0.07       0.05       0.03       0.03
 Dividend payout
  ratio             31.32%     35.18%     28.09%     16.35%     15.50%
 Book value at
  end of period$     8.26 $     8.02 $     7.87 $     7.90 $     7.67

 Common Share
 Data:
 Outstanding at
  period end    9,514,240  9,484,660  9,452,584  9,434,813  9,430,413
 Weighted
  average
  outstanding   9,500,031  9,476,158  9,445,852  9,431,644  9,430,413
 Diluted
  weighted
  average
  outstanding   9,689,580  9,686,617  9,615,852  9,554,345  9,476,645

 Selected Period
 End Balances:
 Total assets  $  735,299 $  730,741 $  735,715 $  748,017 $  716,758
 Earning assets   675,293    666,488    671,927    677,395    651,989
 Loans            549,149    538,644    531,551    529,231    547,785
 Allowance for
  loan losses       9,730     10,139     10,426     10,728     11,752
 Deposits         556,853    556,917    563,412    573,230    587,719
 Stockholders'
  equity           78,611     76,062     74,411     74,566     72,365

 Selected Asset
 Quality Factors:
 Nonaccrual
  loans        $    4,868 $    7,048 $    7,230 $    9,842 $   10,301
 Loans 90 days
  or more past
  due and still
  accruing             --         --         --         --         --
 Other impaired
  loans
  (troubled-debt
   restructurings)  2,188      1,168      1,176      1,188      1,200
 Other real estate
  & repossessions   4,376      4,578      3,918      1,882      1,612

 Asset Quality
 Ratios:
 Net charge-offs
  to average
  loans
  (annualized YTD)   0.30%      0.36%      0.41%      0.50%      0.25%
 Nonperforming
  loans to
  total loans        1.28%      1.53%      1.58%      2.08%      2.12%
 Nonperforming
  assets to
  total assets       1.75%      1.75%      1.68%      1.73%      1.83%
 Allowance for
  loan losses to
  total loans        1.77%      1.88%      1.96%      2.03%      2.15%
 Allowance for
  loan losses to
  non-performing
  loans            137.90%    123.41%    124.03%     97.26%    102.18%

 PAB Bankshares, Inc.
 Selected Year To Date Financial Data

                03/31/04   12/31/03   09/30/03   06/30/03   03/31/03
 --------------------------------------------------------------------
                  (In thousands, except per share and other data)
 Summary of
 Operations:
 Interest
  income        $   9,587  $  40,040  $  30,383  $  20,491  $  10,417
 Interest
  expense           2,430     12,467      9,819      6,847      3,593
 --------------------------------------------------------------------
   Net interest
    income          7,157     27,573     20,564     13,644      6,824
 --------------------------------------------------------------------
 Provision for
  loan losses          --         --         --         --         --
 Other income       1,806      8,616      6,913      4,048      2,161
 Other expense      5,726     25,702     19,873     12,530      6,305
 --------------------------------------------------------------------
  Income before
    income
    tax expense     3,237     10,487      7,604      5,162      2,680
 Income tax
  expense           1,111      3,361      2,366      1,606        855
 --------------------------------------------------------------------
   Net income   $   2,126  $   7,126  $   5,238  $   3,556  $   1,825
 ====================================================================
 Net interest
  income on a
  tax-equivalent
  basis         $   7,202  $  27,759  $  20,701  $  13,733  $   6,867

 Selected Average
 Balances:
 Total assets   $ 728,652  $ 736,367  $ 736,020  $ 730,235  $ 732,357
 Earning assets   667,516    675,718    675,497    669,483    671,526
 Loans            541,549    540,787    541,987    548,202    554,638
 Deposits         555,406    576,871    581,264    585,249    593,171
 Stockholders'
  equity           77,814     74,229     73,663     73,350     72,454

 Performance Ratios:
 Return on average
  assets ("ROA")     1.17%      0.97%      0.95%      0.98%      1.01%
 Return on average
  equity ("ROE")    10.99%      9.60%      9.51%      9.78%     10.21%
 Net interest
  margin             4.34%      4.11%      4.10%      4.14%      4.15%
 Efficiency ratio
  (excluding the
  following items:) 65.09%     68.90%     69.73%     71.12%     71.79%
 Loss on early
  retirement of
  debt included
  in other
  expense       $      --  $   1,438  $   1,438  $      --  $      --
 Securities
  gains included
  in other
  income        $       2  $   1,416  $   1,405  $     358  $     251
 Other gains
  (losses)
  included in
  other income  $     210  $    (256) $    (229) $    (194)  $     (5)
 Average loans
  to average
  earning assets    81.13%     80.03%     80.24%     81.88%     82.59%
 Average loans
  to average
  deposits          97.51%     93.74%     93.24%     93.67%     93.50%
 Average equity
  to average
  assets            10.68%     10.08%     10.01%     10.04%      9.89%

 Per Share Ratios:
 Net income
 - basic        $    0.22  $    0.75  $    0.56  $    0.38  $    0.19
 Net income
 - diluted           0.22       0.74       0.55       0.37       0.19
 Dividends
  declared           0.07       0.18       0.11       0.06       0.03
 Dividend
  payout ratio      31.32%     23.89%     19.82%     15.91%     15.50%

 Common Share Data:
 Weighted average
  outstanding   9,500,031  9,446,142  9,436,026  9,431,032  9,430,413
 Diluted weighted
  average
  outstanding   9,689,580  9,587,187  9,547,265  9,507,548  9,476,645

CONTACT:
PAB Bankshares, Inc.
Michael E. Ricketson, President & CEO
Donald "Jay" Torbert, Jr., Executive Vice-President & CFO
(229) 241-2775
Fax: (229) 241-2774